UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Inland American Real Estate Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 28, 2010

Dear Stockholder,

This letter is our third mailing to you regarding the Annual Meeting of Stockholders of Inland American Real Estate Trust, Inc. The meeting is to be held on August 24, 2010 and, according to our records, as of this writing your vote has still not been received. Please help us avoid additional solicitation expenses by voting your proxy today.

The Board of Directors unanimously recommends that stockholders vote “FOR” the proposals as set forth in the proxy statement that was previously sent.

Your shares cannot be voted unless you give your specific instructions. We are asking that you please vote today by using the toll free telephone voting service at (877) 550-3536 or the internet www.proxyvoting.com/INLAND. Voting instructions are located on the enclosed proxy card. You may also vote by signing, dating and returning the proxy card in the envelope provided.

If you have any questions regarding voting, you may call our proxy solicitor, Morrow & Co., LLC, toll free at (800) 566-9061.

Sincerely,

INLAND AMERICAN REAL ESTATE TRUST, INC.

/s/ Robert D. Parks
Robert D. Parks
Chairman of the Board of Directors

2901 Butterfield Road     Oak Brook, IL 60523     800.866.8228